SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (D) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): June 29, 2004

Life Partners Holdings, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-7900	74-2962475
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

204 Woodhew, Waco, Texas 76712

(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (254) 751-7797

Item 5. Other Events.

On June 29, 2004, Life Partners Holdings, Inc. issued a press release announcing first quarter net income and earnings per share.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS HOLDINGS, INC.

Date: June 30, 2004	By:	/s/ Nina Piper
Nina Piper
Principal Accounting Officer

EXHIBIT INDEX
Exhibit 99.1      Press Release dated June 29, 2004

Exhibit 99.1
Page 1 of 1 Page

LIFE PARTNERS HOLDINGS, INC. REPORTS

FIRST QUARTER RESULTS FOR FISCAL YEAR 2005

Waco, Texas -- (Business Wire) - June 29, 2004- LIFE PARTNERS HOLDINGS, INC.

(NASDAQ: LPHI) today announced net income of just under $900,000 or $0.09 per share on revenues of $5,249,000 for the first fiscal quarter of the 2005 fiscal year compared to net income of slightly over $1 million or $.11 per share on revenues of $4,743,000 for the same period last year. The company said first quarter earnings last year were unusually high during that period due primarily to a higher percentage of larger transactions and a non-recurring large single order for viatical settlements.

The company said the current quarter ending May 31, 2004 marks the fourth consecutive quarter of increases in revenues and net income. The company attributes the increases to greater demand for its services in the rapidly growing life settlement industry.

LPHI Chairman Brian Pardo commented, "The first quarter of our 2004 fiscal year was a pleasant, but unusual surprise, because the higher revenue and earnings reported during that period was the result of a non-recurring transaction. We feel that a better metric of our sustainable growth is measured by the current trend of our net income over the past four quarters, including the current quarter. Based on the amount of business we have done and what we expect to do during the remainder of this fiscal year, we are confident the current growth trend in revenues and earnings will continue throughout the remainder of our 2005 fiscal year."

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and the value of our new contract signings, backlog and business pipeline, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:

Life Partners Holdings, Inc., Waco

Dana Yarbrough, 800/368-5569

e-mail: dyarbrough@lifepartnersinc.com or mailto:dyarbrough@lifepartnersinc.com